AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 31, 2011
                              REGISTRATION NO. 333-
================================================================================
                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------

                             REGISTRATION STATEMENT
                                   ON FORM S-8
                                      UNDER
                           THE SECURITIES ACT OF 1933

                            ------------------------

                         CLICKSOFTWARE TECHNOLOGIES LTD.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                            ------------------------

                                     ISRAEL
                                 NOT APPLICABLE
                          (STATE OR OTHER JURISDICTION
                               OF (I.R.S. EMPLOYER
              INCORPORATION OR ORGANIZATION) IDENTIFICATION NUMBER)

                              94 EM HAMOSHAVOT ROAD
                           PETACH TIKVA, 49527 ISRAEL
          (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES, INCLUDING ZIP CODE)

                            ------------------------

                       2000 SHARE OPTION PLAN, AS AMENDED
                            (FULL TITLE OF THE PLAN)

                            ------------------------

                               CLICKSOFTWARE, INC.
                          35 CORPORATE DRIVE SUITE 140
                              BURLINGTON, MA 01803
                                 (781) 272-5903
            (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)

                            ------------------------

     COPIES TO:
HOWARD BERKENBLIT, ESQ.                    IAN ROSTOWSKY, ESQ
ODED HAR-EVEN, ESQ.                        AMIT, POLLAK, MATALON & CO.
SULLIVAN & WORCESTER LLP                   NITSBA TOWER, 19TH FL.
ONE POST OFFICE SQUARE                     17 YITZHAK SADEH ST.
BOSTON, MA  02109                          TEL-AVIV 67775
                                           ISRAEL

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

|_| Large Accelerated Filer     |X| Accelerated Filer
                                (Do not check if a smaller reporting company)

|_| Non-Accelerated Filer       |_| Smaller Reporting Company
                            ------------------------

                         CALCULATION OF REGISTRATION FEE
================================================================================

TITLE OF SECURITIES TO BE REGISTERED              PROPOSED        MAXIMUM              PROPOSED MAXIMUM    AMOUNT OF
                                                  AMOUNT TO BE    OFFERING             AGGREGATE           REGISTRATION
                                                  REGISTERED(1)   PRICE PER SHARE(2)   OFFERING PRICE(3)   FEE
------------------------------------------------------------------------------------------------------------------------------------
Ordinary Shares, NIS 0.02 par value, to be
   issued under the 2000 Share Option Plan,
   as amended and restated as of July 15, 2010    800,000         $7.99                 $6,392,000         $742.12
====================================================================================================================================


(1) Pursuant to Rule 416(a) and (b) under the Securities Act of 1933, as amended, this Registration Statement shall also cover any additional ordinary shares which become issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction which results in an increase in the number of the outstanding ordinary shares.

(2) Calculated in accordance with Rule 457(h) and Rule 457(c) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee based on the price of $7.99 per share, which was the average of the high and low price per Ordinary Share as reported on the Nasdaq Global Select Market on March 29, 2011.

                                EXPLANATORY NOTE

      On July 21, 2000, ClickSoftware Technologies Ltd. (the "Registrant" or the "Company") filed a Registration Statement on Form S-8 (File No. 333-42000) with the Securities and Exchange Commission (the "Commission") to register an aggregate of 5,254,584 ordinary shares of the Registrant that may be issued pursuant to the Registrant's 1996 Option Plan, 1998 Option Plan, 1999 Option Plans, 2000 U.S. Option Plan, 2000 Israeli Plan, 2000 Share Option Plan, and 2000 Employee Share Purchase Plan.

      Pursuant to the 2000 Share Option Plan, as amended, the number of ordinary shares made available under the 2000 Share Option Plan will be automatically increased on the first day of the Company's fiscal year to equal the lesser of:
(i) 5% of the outstanding ordinary shares on such date, (ii) 1,250,000 ordinary shares, and (iii) an amount determined by the Company's board of directors (the "Evergreen Mechanism").

      Accordingly, the number of ordinary shares reserved under the 2000 Share Option Plan was increased by 400,000 ordinary shares effective January 1, 2004. In addition, in September 2003, the Company's board of directors adopted a resolution to increase the number of ordinary shares made available under the 2000 Employee Share Purchase Plan by 250,000 ordinary shares. On April 29, 2004, the Registrant filed with the Commission a Registration Statement on Form S-8 (File No. 333-115003) to register an additional 650,000 ordinary shares of the Registrant that may be issued pursuant to the 2000 Share Option Plan, as amended, and the 2000 Employee Share Purchase Plan.

      In accordance with the Evergreen Mechanism, the number of ordinary shares reserved under the 2000 Share Option Plan was increased by 450,000 ordinary shares effective January 1, 2006. On June 29, 2006, the Registrant filed with the Commission a Registration Statement on Form S-8 (File No. 333-30827) to register an additional 450,000 ordinary shares of the Registrant that may be issued pursuant to the 2000 Share Option Plan, as amended. On March 15, 2007, the Registrant filed with the Commission a Registration Statement on Form S-8 (File No. 333-141307) to register an additional 1,250,000 ordinary shares of the Registrant that may be issued pursuant to the 2000 Share Option Plan, as amended. On March 20, 2008, the Registrant filed with the Commission a Registration Statement on Form S-8 (File No. 333-149825) to register an additional 1,250,000 ordinary shares of the Registrant that may be issued pursuant to the 2000 Share Option Plan, as amended. On April 28, 2009, the Registrant filed with the Commission a Registration Statement on Form S-8 (File No. 333-158839) to register an additional 900,000 ordinary shares of the Registrant that may be issued pursuant to the 2000 Share Option Plan, as amended. On April 13, 2010, the Registrant filed with the Commission a Registration Statement on Form S-8 (File No. 333-166028) to register an additional 800,000 ordinary shares of the Registrant that may be issued pursuant to the 2000 Share Option Plan, as amended.

      In accordance with the Evergreen Mechanism, effective as of January 1, 2011, the Company's board of directors, in accordance with option (iii) of the Evergreen Mechanism described above, determined that the annual increase in the number of shares reserved under the 2000 Share Option Plan, as amended, shall be 800,000 ordinary shares.

      The Registrant is filing this Registration Statement on Form S-8 to register an additional 800,000 ordinary shares of the Company, which may be issued upon the exercise of options which have been granted or may hereafter be granted under the 2000 Share Option Plan.

      Pursuant to General Instruction E to Form S-8, the contents of the Registration Statements previously filed with the Commission relating to the 2000 Share Option Plan referred to above are incorporated by reference, except as revised herein.

                                     PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

All information required by Part I to be contained in the prospectus is omitted from this Registration Statement in accordance with Rule 428 and the introductory note to Part I of Form S-8, in each case under the Securities Act of 1933.

                                     PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

      There are hereby incorporated by reference in this Registration Statement the following documents and information heretofore filed with the Commission:

         (a) Annual Report on Form 20-F for the fiscal year ended December 31, 2010 filed with the Commission on March 30, 2011;

         (b) The first and fifth paragraphs of the press release attached to the Registrant's Report on Form 6-K submitted to the Commission on March 30, 2011; and

         (c) The description of the Registrant's ordinary shares contained in the Registration Statement on Form 8-A filed with the Commission on June 19, 2000, including any amendment or report filed which updates such description.

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities and Exchange Act of 1934 after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing such documents.

Item 8.  Exhibits.

  EXHIBIT
  NUMBER                                DESCRIPTION
-----------  -------------------------------------------------------------------
   4.1(1)    2000 Share Option Plan, as amended and restated
   4.2(2)    Memorandum of Association
   4.3(3)    Articles of Association of ClickSoftware Technologies Ltd., amended and restated as of July 15, 2010
   5.1       Opinion of Amit, Pollak, Matalon & Co.
  23.1       Consent of Brightman Almagor Zohar & Co., Independent Auditor
  23.2       Consent of Amit, Pollak, Matalon & Co. (contained in Exhibit 5.1)
  24.1       Power of Attorney (included in signature page to this Registration
             Statement)

-------------
(1) Incorporated by reference to the Registrant's Proxy Statement for its 2010 Annual Shareholders Meeting filed with the SEC on Form 6-K on June 2, 2010.

(2) Incorporated by reference to Exhibit 1.1 to the Registrant's Annual Report on Form 20-F filed with the SEC on March 30, 2011.

(3) Incorporated by reference to Exhibit 1.2 to the Registrant's Annual Report on Form 20-F filed with the SEC on March 30, 2011.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Petach Tikva, Israel, on March 31, 2011.

                                        CLICKSOFTWARE TECHNOLOGIES LTD.

                                        By:  /s/ MOSHE BENBASSAT
                                            ------------------------------------
                                             Moshe BenBassat
                                             Chief Executive Officer

                                POWER OF ATTORNEY

      KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Moshe BenBassat and Shmuel Arvatz, jointly and severally, his attorneys-in-fact, each with full power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

SIGNATURE                   TITLE                                 DATE

                            Chairman of the Board of Directors    March 31, 2011
/s/ Moshe BenBassat         & Chief Executive Officer
------------------------    (Principal Executive Officer)
    Moshe BenBassat


/s/ Shmuel Arvatz           Chief Financial Officer (Principal    March 31, 2011
------------------------    Financial and Accounting Officer)
    Shmuel Arvatz


/s/ Shai Beilis             Director                              March 31, 2011
------------------------
    Shai Beilis


/s/ Nira Dror               Director                              March 31, 2011
------------------------
    Nira Dror


/s/ Roni Einav              Director                              March 31, 2011
------------------------
    Roni Einav


/s/  Shlomo Nass            Director                              March 31, 2011
------------------------
    Shlomo Nass


/s/ Menahem Shalgi          Director                              March 31, 2011
------------------------
   Menahem Shalgi


/s/ Gil Weiser              Director                              March 31, 2011
------------------------
    Gil Weiser

                                INDEX TO EXHIBITS


  EXHIBIT
  NUMBER                                DESCRIPTION
-----------  -------------------------------------------------------------------
   4.1(1)    2000 Share Option Plan, as amended and restated
   4.2(2)    Memorandum of Association
   4.3(3)    Articles of Association of ClickSoftware Technologies Ltd., amended and restated as of July 15, 2010
   5.1       Opinion of Amit, Pollak, Matalon & Co.
  23.1       Consent of Brightman Almagor Zohar & Co., Independent Auditor
  23.2       Consent of Amit, Pollak, Matalon & Co. (contained in Exhibit 5.1)
  24.1       Power of Attorney (included in signature page to this Registration
             Statement)

-------------
(1) Incorporated by reference to the Registrant's Proxy Statement for its 2010 Annual Shareholders Meeting filed with the SEC on Form 6-K on June 2, 2010.

(2)   Incorporated  by  reference  to  the  Registrant's   Exhibit  1.1  to  the
      Registrant's Annual Report on Form 20-F filed with the SEC on March 30, 2011.

(3) Incorporated by reference to Exhibit 1.2 to the Registrant's Annual Report on Form 20-F filed with the SEC on March 30, 2011.

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